UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 12, 2008

GLOBAL AXCESS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 12, 2008, Global Axcess Corp, a Nevada corporation (the “Company), entered into a settlement agreement, effective as of August 12, 2008 (the “Agreement”), with CAMOFI Master LDC (the “Investor”). The Agreement provides that the Company will make a $3,700,000 lump sum payment (the “Payment”) to the Investor to cancel the Company’s 9% Senior Subordinated Secured Convertible Note due October 27, 2010 in the principal amount of $3,500,000 (the “Note”) issued in October of 2005. The Payment is the entire payment that the Company will make under the Note or any of the other transaction documents entered into by the Company and the Investor in October of 2005, with the exception of any obligations that the Company may have to the Investor relating to the warrants issued in connection with the Note and the related registration rights agreement. In addition, pursuant to the terms of the Agreement, the Company will reduce the exercise price of the warrants from $1.75 to $0.01 and remove the full ratchet anti-dilution protection provisions contained in the warrants. The Agreement also provides that the Investor acknowledges that the Company will need to obtain financing in order to make the Payment and, as a result, the Agreement is contingent upon the Company successfully obtaining financing such that the closing of the Agreement can occur within 90 days after August 12, 2008. If the Company is unable to obtain the necessary financing, the Agreement will become null and void.

The description of the Note and related transaction contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2005, and the description of the declaration of default and acceleration that the Company received from the Investor contained in the Company’s Current Report on Form 8-K filed with the Commission on December 19, 2007 are hereby incorporated by reference. A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is also incorporated herein by reference in its entirety.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure in Item 1.01 above is hereby incorporated by reference into this Item 2.04.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Settlement Agreement, effective as of August 12, 2008, between Global Axcess Corp and CAMOFI Master LDC.

	99.1	Press release, dated August 18, 2008, issued by Global Axcess Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

By:	/s/ George McQuain
Name:	George McQuain
Title:	Chief Executive Officer

Dated: August 18, 2008